SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2009

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 7, 2008, ArQule, Inc. (the “Registrant”) and Daiichi Sankyo Co., Ltd. (“Daiichi Sankyo”) entered into a collaborative research, development and license agreement (the “Agreement”) under which the Registrant is applying its proprietary technology and know-how to the discovery of therapeutic compounds that selectively inhibit certain kinases. The Agreement provides that, subsequent to its effective date, the parties would agree upon milestone payments and royalties to be paid for each product licensed by Daiichi Sankyo pursuant to the Agreement.

On May 25, 2009, the Registrant and Daiichi Sankyo entered into an agreement pursuant to which the parties agreed to potential future milestones and royalties.  In accordance therewith, the Registrant could receive for each product selected for clinical development up to $265 million in potential development and sales milestone payments, in addition to the previously reported $15 million cash upfront payment received by the Registrant.  Upon commercialization of a licensed product, the Registrant would also receive tiered double-digit royalties on its net sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

May 29, 2009